Tidal Trust I 485BPOS

Exhibit 99(h)(iii)(5)

FIFTH AMENDMENT TO THE

AMENDED AND RESTATED

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, effective as of the last date written on the signature page (the “Effective Date”), to the Amended and Restated Transfer Agent Servicing Agreement, dated as of July 11, 2025, as amended (the “Agreement”), is entered into by and between TIDAL TRUST I (formerly, Tidal ETF Trust), a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

WHEREAS, the parties entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following ETF series:

●	SoFi AI Power Grid ETF

●	SoFi Blockchain Infrastructure ETF

●	SoFi Emerging Markets Efficient Growth ETF

●	SoFi International Efficient Growth ETF

●	SoFi Risk-Off Equity ETF

●	SoFi Risk-On Equity ETF

●	SoFi Robotaxi and Autonomous Vehicles ETF

Remove the following ETF series:

●	Brandywine Core Bond ETF

●	Brandywine Diversified Income ETF

●	Brandywine International ETF

●	Brandywine Large Cap ETF

●	Brandywine Large Cap Growth ETF

●	Brandywine Large Cap Value ETF

●	Brandywine Small Cap ETF

●	Brandywine Small Cap Growth ETF

●	Brandywine Small Cap Value ETF

; and

WHEREAS, the parties desire to reflect the following name change:

●	SoFi Social 50 Income ETF (f/k/a SoFi Social 50 High Income ETF)

WHEREAS, the parties desire to remove the following ETF series from Exhibit A effective as of its successful conversion to a successor trust:

●	God Bless America ETF

; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by the Trust and USBGFS, and authorized or approved by the Trust’s Board of Trustees.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

TIDAL TRUST I

By: /s/Eric Falkeis

Name: Eric Falkeis

Title: President

Date: 8/3/2026

U.S. BANCORP FUND SERVICES, LLC

By: /s/Elizabeth Scalf

Name: Elizabeth Scalf

Title: Senior Vice President

Date: August 3, 2026

Exhibit A to the Transfer Agent Servicing Agreement

Separate Series of Tidal Trust I

Name of ETF Series

Academy Veteran Bond ETF

Adasina Social Justice All Cap Global ETF

American Customer Satisfaction ETF

ATAC Credit Rotation ETF

Aztlan Global Stock Selection DM SMID ETF

Aztlan North America Nearshoring Stock Selection ETF

Dana Concentrated Dividend ETF

Dana Limited Volatility ETF

Dana Unconstrained Equity ETF

Digital Asset Debt Strategy ETF

FINQ Dollar Neutral U.S. Large Cap Managed Equity ETF

FINQ First U.S. Large Cap AI-Managed Equity ETF

FolioBeyond Alternative Income and Interest Rate Hedge ETF

FolioBeyond Enhanced Fixed Income Premium ETF

God Bless America ETF (Pending removal due to conversion)

Gotham 1000 Value ETF

Gotham Enhanced 500 ETF

Gotham Short Strategies ETF

Intelligent Real Estate ETF

Leatherback Long/Short Absolute Return ETF

Leatherback Long/Short Alternative Yield ETF

Residential REIT ETF

RPAR Risk Parity ETF

SMART Earnings Growth 30 ETF

SMART Mid Cap ETF

SMART Small Cap ETF

SMART Trend 25 ETF

SoFi Agentic AI ETF

SoFi AI Power Grid ETF

SoFi Blockchain Infrastructure ETF

SoFi Emerging Markets Efficient Growth ETF

SoFi Enhanced Yield ETF

SoFi International Efficient Growth ETF

SoFi Risk-Off Equity ETF

SoFi Risk-On Equity ETF

SoFi Robotaxi and Autonomous Vehicles ETF

SoFi Select 500 ETF

SoFi Social 50 ETF

SoFi Social 50 Income ETF

SonicShares™ Global Shipping ETF

Sound Enhanced Equity Income ETF

Sound Enhanced Fixed Income ETF

Sound Equity Dividend Income ETF

Sound Fixed Income ETF

Sound Total Return ETF

SP Funds Dow Jones Global Sukuk ETF

SP Funds S&P 500 Sharia Industry Exclusions ETF

SP Funds S&P Global REIT Sharia ETF

The Free Markets ETF

Unlimited HFEM Emerging Markets ETF

Unlimited HFEQ Equity Long/Short ETF

Unlimited HFEV Event Driven ETF

Unlimited HFFI Fixed Income ETF

Unlimited HFGM Global Macro ETF

Unlimited HFMF Managed Futures ETF

Unlimited HFND Multi-Strategy Return Tracker ETF

Unlimited Low-Beta HFND Multi-Strategy ETF

Unlimited Ultra HFND Multi-Strategy ETF

Unusual Whales Subversive Democratic Trading ETF

Unusual Whales Subversive Republican Trading ETF

UPAR Ultra Risk Parity ETF

ZEGA Buy and Hedge ETF

Name of Mutual Fund Series

ATAC Rotation Fund

4